Exhibit 28(b)

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                  FORM 11-K


                                 -----------


              [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the Fiscal Year Ended January 1, 1995


                                      OR

            [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


Commission File Number  1-3215

             ----------------------------------------------------


                              JOHNSON & JOHNSON
                           RETIREMENT SAVINGS PLAN

                           (Full title of the Plan)

                              JOHNSON & JOHNSON
                         ONE JOHNSON & JOHNSON PLAZA
                       NEW BRUNSWICK, NEW JERSEY 08933


         (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

Item 4.   Financial Statements and Exhibits
          ---------------------------------

     Report of Independent Accountants

     Financial Statements:
       Balance Sheets as of December 31, 1994 and 1993

     Statements of Operations and Changes in Plan Equity for the years ended December 31, 1994 and 1993

     Notes to Financial Statements

     Supplemental Schedules:
       Schedule of Investments at December 31, 1994

     Schedule of 5% Reportable Transactions for the year ended
       December 31, 1994

     Schedule of Party-In-Interest Transactions for the year ended
       December 31, 1994


Consent of Coopers & Lybrand L.L.P., dated June 26, 1995

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN



                                        By: /s/ C. H. JOHNSON
                                            ---------------------------------
                                             C. H. Johnson
                                             Chairman, Pension Committee


June 28, 1995

                   JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN

                                  -----------

                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES

                         as of and for the years ended
                           December 31, 1994 and 1993

                   JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                                     INDEX


  Report of Independent Accountants                                          2

  Financial Statements:
    Balance Sheets as of December 31, 1994 and 1993                          3

    Statements of Operations and Changes in Plan
      Equity for the years ended December 31, 1994
      and 1993                                                               4

    Notes to Financial Statements                                            5-9

  Supplemental Schedules:
    Schedule of Investments at December 31, 1994                             10

    Schedule of 5% Reportable Transactions for
      the year ended December 31, 1994                                       11

    Schedule of Party-In-Interest Transactions for
      the year ended December 31, 1994                                       12

                      COOPERS & LYBRAND L.L.P. LETTERHEAD



                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Pension Committee of
Johnson & Johnson Retirement Savings Plan

We have audited the accompanying balance sheets of the Johnson & Johnson Retirement Savings Plan as of December 31, 1994 and 1993, and the related statements of operations and changes in plan equity for the years then ended. These financial statements are the responsibility of the Savings Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Johnson & Johnson Retirement Savings Plan as of December 31, 1994 and 1993 and the results of its operations and changes in plan equity for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules as listed in the accompanying index on page 1 are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the balance sheets and the related statements of operations and changes in plan equity is presented for purposes of additional analysis rather than to present the balance sheets and statements of operations and changes in plan equity for each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

                                                 COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
May 19, 1995




                                                      JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                                                                   BALANCE SHEETS
                                                          as of December 31, 1994 and 1993



                                                                             PARTICIPANT DIRECTED
                                                        -----------------------------------------------------------------
                                                                                      1994
                                                        -----------------------------------------------------------------
                                                        Short-Term
                                                        Investment          J&J                                 Total
                                                           Fund          Stock Fund        Equity Fund      Savings Plan
                                                        ----------       ----------        -----------      ------------
ASSETS
- ------
Investments at Fair Value (Notes 2 and 5)              $3,565,823       $15,728,253        $1,666,824        $20,960,900

Accrued Dividends and Interest Receivable                                       942                                  942

Assets Designated for Transfer (Note 2)                     1,300             1,900            (3,200)
                                                       ----------       -----------        ----------        -----------
       Total Assets                                    $3,567,123       $15,731,095        $1,663,624        $20,961,842
                                                       ==========       ===========        ==========        ===========


LIABILITIES AND PLAN EQUITY
- ---------------------------
Accrued Expenses                                       $    3,932       $    14,382        $    1,756         $    20,070

Plan Equity                                             3,563,191        15,716,713         1,661,868          20,941,772
                                                       ----------       -----------        ----------         -----------
       Total Liabilities and Plan Equity               $3,567,123       $15,731,095        $1,663,624         $20,961,842
                                                       ==========       ===========        ==========         ===========


                                                                             PARTICIPANT DIRECTED
                                                        -----------------------------------------------------------------
                                                                                      1993
                                                        -----------------------------------------------------------------
                                                        Short-Term
                                                        Investment          J&J                                 Total
                                                           Fund          Stock Fund        Equity Fund      Savings Plan
                                                        ----------       ----------        -----------      ------------
ASSETS
- ------
Investments at Fair Value (Notes 2 and 5)              $2,875,272       $10,361,207        $1,230,512        $14,466,991

Accrued Dividends and Interest Receivable                   7,300               566                                7,866

Assets Designated for Transfer (Note 2)
                                                        ---------        ----------        ----------        -----------
       Total Assets                                    $2,882,572       $10,361,773        $1,230,512        $14,474,857
                                                       ==========       ===========        ==========        ===========



LIABILITIES AND PLAN EQUITY
- ---------------------------
Accrued Expenses

Plan Equity                                            $2,882,572       $10,361,773        $1,230,512        $14,474,857
                                                       ----------       -----------        ----------        -----------
       Total Liabilities and Plan Equity               $2,882,572       $10,361,773        $1,230,512        $14,474,857
                                                       ==========       ===========        ==========        ===========







                                                             See Notes to Financial Statements

                                                                           3






                                                         JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                                                    STATEMENTS OF OPERATIONS AND CHANGES IN PLAN EQUITY
                                                       For The Years Ended December 31, 1994 and 1993




                                                                             PARTICIPANT DIRECTED
                                                        -----------------------------------------------------------------
                                                                                      1994
                                                        -----------------------------------------------------------------
                                                        Short-Term
                                                        Investment          J&J                                 Total
                                                           Fund          Stock Fund        Equity Fund      Savings Plan
                                                        ----------       ----------        -----------      ------------
Employee Contributions (Note 3)                        $1,069,280       $ 2,651,463       $  724,681         $ 4,445,424

Employer Contributions (Note 3)                            34,131         1,971,679            3,869           2,009,679

Interest Income                                           130,236             5,037                              135,273

Dividend Income                                                             284,206           91,069             375,275
                                                       ----------       -----------       ----------         -----------
                                                        1,233,647         4,912,385          819,619           6,965,651

Payments to Participants (Note 4)                        (570,666)       (2,277,808)        (280,021)         (3,128,495)

Net Appreciation (Depreciation)
   of Investments                                                         2,772,560          (87,499)          2,685,061

Administrative Expenses                                   (10,862)          (39,597)          (4,843)            (55,302)

Assets Transferred (Note 2)                                28,500           (12,600)         (15,900)
                                                       ----------       -----------        ---------          ----------
 ----------
                                                          680,619         5,354,940          431,356           6,466,915

Plan Equity, Beginning of Period                        2,882,572        10,361,773        1,230,512          14,474,857
                                                       ----------       -----------        ---------          ----------

Plan Equity, End of Period                             $3,563,191       $15,716,713       $1,661,868         $20,941,772
                                                       ==========       ===========       ==========         ===========




                                                                             PARTICIPANT DIRECTED
                                                        -----------------------------------------------------------------
                                                                                      1993
                                                        -----------------------------------------------------------------
                                                        Short-Term
                                                        Investment          J&J                                 Total
                                                           Fund          Stock Fund        Equity Fund      Savings Plan
                                                        ----------       ----------        -----------      ------------
Employee Contributions (Note 3)                        $  894,996       $ 2,604,604        $  465,026       $ 3,964,626

Employer Contributions (Note 3)                            32,020         1,498,650             4,376         1,535,046

Interest Income                                            76,329             3,016                              79,345

Dividend Income                                                             196,957            70,191           267,148
                                                       ----------       -----------        ----------       -----------
                                                        1,003,345         4,303,227           539,593         5,846,165


Payments to Participants (Note 4)                        (468,543)       (1,500,339)         (170,862)       (2,139,744)

Net Appreciation (Depreciation)
   of Investments                                                          (760,775)           39,340          (721,435)

Administrative Expenses

Assets Transferred (Note 2)                                81,400          (118,100)           36,700
                                                       ----------       -----------        ----------       -----------
                                                          616,202         1,924,013           444,771         2,984,986

Plan Equity, Beginning of Period                        2,266,370         8,437,760           785,741        11,489,871
                                                       ----------       -----------        ----------       -----------

Plan Equity, End of Period                             $2,882,572       $10,361,773        $1,230,512       $14,474,857
                                                       ==========       ===========        ==========       ===========


                                                             See Notes to Financial Statements

                                                                             4


                   JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                         NOTES TO FINANCIAL STATEMENTS

1.   Organization:
     -------------

     The Johnson & Johnson Retirement Savings Plan (the "Plan"--deferred contribution plan) was established on March 1, 1990 for eligible employees of certain subsidiaries of Johnson & Johnson (the "Company") located in Puerto Rico which have adopted the Plan. The Plan was designed to provide eligible employees with an opportunity to strengthen their financial security at retirement by providing an incentive to save and invest regularly. The funding of the Plan is made through employee and Company contributions. The assets of the Plan are maintained and transactions therein are executed by the trustee, Banco Popular de Puerto Rico.

     For further information about the Plan, refer to the Plan document.

2.   Summary of Significant Accounting Policies:
     -------------------------------------------

     Valuation of Investments:

     Equity investments in the Johnson & Johnson Stock Fund, administered by the Banco Popular de Puerto Rico, are valued at the average of the high and low market price on the last business day of the year. Equity investments in the Equity Fund, managed by the Capital Research and Management Company, are traded on a national securities exchange, and are valued at the last reported market price on the last business day of the year. Temporary cash investments are stated at redemption value.

     The cost of equity investments in the Johnson & Johnson Stock Fund are recorded at the average market price of the stock transactions for the month during the month of purchase. Units in the Equity Fund are purchased throughout the month at the prevailing costs on those dates.

     Deposits in short-term investments in the Short-Term Investment Fund are principally purchases of shares of the Prime Portfolio of Vanguard Money Market Reserves, Inc. The Portfolio invests in securities which mature in less than one year. The value of this portfolio is the market value on the last business day of the year.

     Transfers:

     Transfers among funds, which are made at the participant's election have been presented as assets transferred.

     Net Appreciation (Depreciation) in the Value of Investments:

     The plan reflects, in the Statement of Operations and Changes in Plan Equity, the net appreciation (depreciation) in the value of investments, which consists of the realized gains or losses and the unrealized appreciation (depreciation) of those investments.

                                   Continued
                                       5

                   JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

2.   Summary of Significant Accounting Policies, (continued):
     -------------------------------------------

     Other:

     Interest and dividend income are recorded as earned on the accrual basis. Purchases and sales of investment securities are reflected on a trade-date basis. Gains and losses on sales of investment securities are determined on the average cost method.

     All administrative expenses not paid by the Trust are paid by the Company.

3.   Contributions:
     --------------

     Participating employees may contribute a minimum of 3% up to a maximum of 6% pre-tax and 10% post-tax of their base salary. Pre-tax contributions may not exceed $7,000 under Puerto Rico law. The Company contributes to the Plan, out of current or accumulated profits, an amount equal to 50% of the employee's pre-tax contributions for the period January 1, 1994 through June 30, 1994 and 66 2/3% or the period July 1, 1994 through December 31, 1994.

     Contributions are made to the Plan by participants through payroll deductions and by the Company on behalf of participants. Employee contributions are to be invested in any of the three investment funds at the direction of the participating employees. All Company contributions are made to the J&J Stock Fund, except for participants over the age of 50, who may choose the alternative investments.

     The number of participants invested in each fund at December 31, 1994 was:

           Johnson & Johnson Stock Fund                              2,931
           Diversified Equity Fund                                   1,218
           Short-term Investments Fund                               1,721

     Participants may elect to invest in more than one fund. A total of 3,112 active and former employees have investments in the Plan.

4.   Benefits:
     ---------

     The benefit to which a plan participant is entitled is the amount provided by contributions (Company and participant) and investment earnings thereon (including net realized and unrealized investment gains and losses) which have been allocated to such participant's account balance.

5.   Investments:
     ------------

     Investments held by the Plan as of December 31, 1994 and 1993 are summarized as follows:

                                   Continued
                                       6

                   JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

5.   Investments, (continued):
     ------------


                                                                   1994
                                       ---------------------------------------------------------------
                                               Short-Term                      Johnson & Johnson
                                            Investment Fund                       Stock Fund
                                       ---------------------------       -----------------------------
                                       Fair Value         Cost           Fair Value           Cost
                                       ----------       ----------       -----------       -----------
Common Stocks:
  Johnson & Johnson                                                      $15,495,345       $12,467,071
  Mutual Funds

Temporary Cash
  Investment                           $3,565,823       $3,565,823           232,908           232,908
                                       ----------       ----------       -----------       -----------
                                       $3,565,823       $3,565,823       $15,728,253       $12,699,979
                                       ==========       ==========       ===========       ===========







                                                                   1994
                                       ---------------------------------------------------------------

                                              Equity Fund                           Total
                                       ---------------------------       -----------------------------
                                       Fair Value         Cost           Fair Value           Cost
                                       ----------       ----------       -----------       -----------

Common Stocks:
  Johnson & Johnson                                                      $15,495,345       $12,467,071
  Mutual Funds                         $1,666,824       $1,670,202         1,666,824         1,670,202

Temporary Cash
  Investment                                                               3,798,731         3,798,731
                                       ----------       ----------       -----------       -----------
                                       $1,666,824       $1,670,202       $20,960,900       $17,936,004
                                       ==========       ==========       ===========       ===========







                                   Continued
                                       7

                   JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

5.   Investments, (continued):
     ------------



                                                                   1993
                                       ---------------------------------------------------------------
                                               Short-Term                      Johnson & Johnson
                                            Investment Fund                       Stock Fund
                                       ---------------------------       -----------------------------
                                       Fair Value         Cost           Fair Value           Cost
                                       ----------       ----------       -----------       -----------

Common Stocks:
  Johnson & Johnson                                                      $10,298,217       $9,924,422
  Mutual Funds

Temporary Cash
  Investment                           $2,875,272       $2,875,272            62,990           62,990
                                       ----------       ----------       -----------       ----------
                                       $2,875,272       $2,875,272       $10,361,207       $9,987,412
                                       ==========       ==========       ===========       ==========







                                                                   1993
                                       ---------------------------------------------------------------

                                              Equity Fund                           Total
                                       ---------------------------       -----------------------------
                                       Fair Value         Cost           Fair Value           Cost
                                       ----------       ----------       -----------       -----------
Common Stocks:
  Johnson & Johnson                                                      $10,298,217       $ 9,924,422
  Mutual Funds                         $1,230,512       $1,134,759         1,230,512         1,134,759

Temporary Cash
  Investment                                                               2,938,262         2,938,262
                                       ----------       ----------       -----------       -----------
                                       $1,230,512       $1,134,759       $14,466,991       $13,997,443
                                       ==========       ==========       ===========       ===========







     Realized gains (losses), net of investments sold and distributed during the years ended December 31, 1994 and 1993 are summarized as follows:



                                    J&J Stock Fund                                     Equity Fund
                        -----------------------------------------      ----------------------------------------
                        Book Value      Proceeds      Gain/(Loss)      Book Value       Proceeds         Gain
                        ----------     ----------     -----------      ----------       --------        -------
      1994              $3,190,219     $3,237,082       $46,863         $237,574        $249,206        $11,632
      1993               2,858,331      2,832,665       (25,666)         114,831         128,645         13,814





                                   Continued
                                       8

                   JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

6.   Tax Status:
     -----------

     The Plan constitutes a qualified plan under Section 165(a) of the Puerto Rico Income Tax Act of 1954 as amended, (the "ITA"), and the Trust is exempt from Puerto Rico income taxes under Section 165(a) and 165(e) of the ITA.

     The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Puerto Rico tax code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

7.   Termination Priorities:
     -----------------------

     The Company has the right to terminate the Plan at any time and in the event the Plan is terminated, subject to conditions set forth in ERISA, the amount of each participant's account balance in the Plan is fully vested.

8.   Reconciliation of Financial Statements to Form 5500:
     ----------------------------------------------------

     The following is a reconciliation of Plan Equity per the financial statements to the Form 5500:


                                                                      December 31,
                                                              ----------------------------
                                                                 1994              1993
                                                              -----------      -----------
     Plan Equity Per the Financial Statements                 $20,941,772      $14,474,857
     Amounts Allocated to Withdrawing Participants               (449,666)        (261,355)
                                                              -----------      -----------
     Plan Equity Per the Form 5500                            $20,492,106      $14,213,502
                                                              ===========      ===========




                                                                         Year Ended
                                                                         December 31,
                                                                            1994
                                                                         ----------
      Benefits Paid to Participants Per the Financial Statements         $3,128,495
      Add:  Amounts Allocated to Withdrawing Participants at
            December 31, 1994                                               449,666
      Less: Amounts Allocated to Withdrawing Participants
            at December 31, 1993                                           (261,355)
                                                                         ----------
           Benefits Paid to Participants Per the Form 5500               $3,316,806
                                                                         ==========



     Amounts allocated to the withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1994 but not yet paid as of that date.

                                                          Supplemental Schedule
                                                          ---------------------

                   JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
               ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT
                            AS OF DECEMBER 31, 1994

FACE AMOUNT
OR SHARES      ISSUES                             COST             FAIR VALUE
- -----------    ------                          -----------         -----------

                                 J&J STOCK FUND
                                 --------------

               Common Stock
               ------------

283,020 shs.   Johnson & Johnson               $12,467,071         $15,495,345

               Temporary Investments
               ---------------------

$322,082       U.S. Treasury Obligations           232,908             232,908
                                               -----------         -----------
               Total J&J Stock Fund            $12,699,979         $15,728,253
                                               ===========         ===========


                           SHORT-TERM INVESTMENT FUND
                           --------------------------

               Money Market funds
               ------------------

               Vanguard Money Market
               Reserves Prime
$3,565,824     Portfolio 12/31/94              $ 3,565,823         $ 3,565,823
                                               ===========         ===========


                                  EQUITY FUND
                                  -----------

               Mutual Funds
               ------------

94,331 shs.    Investment Company
               of America                      $ 1,670,202         $ 1,666,824
                                               ===========         ===========

                                                           Supplemental Schedule
                                                           ---------------------

                   JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
               ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994




                                       DISPOSED                   ACQUIRED
                                  -------------------     -------------------------
SECURITY/PARTY
DESCRIPTION                       SALES      PROCEEDS     PURCHASES          COST       GAIN (LOSS)
- -----------                       -----      --------     ---------       ----------    -----------
SERIES OF TRANSACTIONS:

Johnson & Johnson                                             30          $2,608,959

The Vanguard Group                 13         $456,142        57          $1,138,328          0


                                                          Supplemental Schedule
                                                          ---------------------

                   JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
             ITEM 27e - SCHEDULE OF PARTY IN-INTEREST TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994


                                                                   PURCHASES
     NAME                      AFFILIATION                           COST
     ----                      -----------                        ----------
Johnson & Johnson          Plan Administrator                     $2,789,838
  Common Stock

                      COOPERS & LYBRAND L.L.P. LETTERHEAD

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Johnson and Johnson Retirement Savings Plan on Form S-8 (File No. 33-32875) of our report dated May 19, 1995, on our audits of the financial statements and financial statement schedules of Johnson and Johnson Retirement Savings Plan as of December 31, 1994 and 1993, and for the years ended December 31, 1994 and 1993, which report is included in the Form 11-K.

                                                        COOPERS & LYBRAND L.L.P.
Parsippany, New Jersey
June 26, 1995